Exhibit 99.1
Worldwide Headquarters 1200 Willow Lake Boulevard St. Paul, Minnesota 55110-5101	Steven Brazones Investor Relations Contact 651-236-5060

NEWS	January 17, 2024

H.B. Fuller Reports Fourth Quarter and Fiscal Year 2023 Results

Q4 Reported EPS (diluted) of $0.80; Adjusted EPS (diluted) of $1.32, up 27% year-on-year

Company achieves new record for Q4 and fiscal year adjusted EBITDA margin

Q4 Adjusted EBITDA up 22% and Adjusted EBITDA margin up 440 basis points versus Q4 2022

FY 2023 cash flow from operations increased 48% year-on-year to $378 million

ST. PAUL, Minn. – H.B. Fuller Company (NYSE: FUL) today reported financial results for its fourth quarter and fiscal year that ended December 2, 2023.

Fourth Quarter 2023 Noteworthy Items:

■	Achieved strong profit growth and record fourth quarter adjusted EBITDA margin on exceptional execution and proactive response to significant customer destocking activity throughout the year;
■

Net revenue was $903 million, down 5.8% year-on-year; net revenue was up 1.2% year-on-year on a 13-week comparable basis; organic revenue decreased 3.5% year-on-year, driven by slightly lower pricing and volume;

■	Gross margin was 30.3%; adjusted gross margin of 31.3% increased 510 basis points year-on-year, driven by pricing and raw material cost actions and restructuring benefits;
■	Net income was $45 million; adjusted EBITDA was $173 million, up 22% year-on-year, and adjusted EBITDA margin expanded 440 basis points year-on-year to 19.1%;
■	Reported EPS (diluted) was $0.80; adjusted EPS (diluted) was $1.32, up 27% versus the prior year, driven by strong operating income growth;
■	Net working capital, as a percentage of annualized net revenue, decreased 200 basis points sequentially from 18.1% in the third quarter to 16.1% in the fourth quarter;
■	Net debt-to-adjusted EBITDA ratio declined sequentially from 3.3X to 2.9X driven both by lower net debt and growth in adjusted EBITDA.

Summary of Fourth Quarter 2023 Results:

The Company’s net revenue for the fourth quarter of fiscal 2023 was $903 million, down 5.8% versus the fourth quarter of fiscal 2022. Organic revenue declined 3.5% year-on-year, with pricing adjustments reducing organic revenue by 3.4% and volume reducing organic revenue by 0.1%. Foreign currency translation increased net revenue by 0.3%, acquisitions increased net revenue by 4.4%, and the impact of one less week during the fourth quarter reduced net revenue by 7.0%. Net revenue increased 1.2% year-on-year on a comparable 13-week basis in the fourth quarter.

Gross profit in the fourth quarter of fiscal 2023 was $274 million. Adjusted gross profit was $283 million. Adjusted gross profit margin of 31.3% increased 510 basis points year-on-year. Pricing and raw material cost actions, restructuring benefits and general cost reductions drove the increase in adjusted gross margin year-on-year.

Selling, general and administrative (SG&A) expense was $160 million in the fourth quarter of fiscal 2023 and adjusted SG&A was $156 million, effectively flat year-on-year. Continued cost management and additional restructuring benefits offset inflation in wages and services and the incremental SG&A costs associated with acquisitions completed over the previous year.

Net income attributable to H.B. Fuller for the fourth quarter of fiscal 2023 was $45 million, or $0.80 per diluted share. Adjusted net income attributable to H.B. Fuller for the fourth quarter of fiscal 2023 was $74 million. Adjusted EPS was $1.32 per diluted share, up 27% year-on-year driven by strong operating income growth.

Adjusted EBITDA in the fourth quarter of fiscal 2023 was $173 million, up 22.4% year-on-year. Adjusted EBITDA margin increased 440 basis points year-on-year to 19.1%, driven by the balance of raw material and price movements versus the prior year’s fourth quarter, as well as restructuring savings. This year’s fourth quarter had one less week versus the prior year’s fourth quarter and this unfavorably impacted adjusted EBITDA growth by approximately $10 million.

“I am proud of our leaders for exceptional execution throughout the year, as evidenced by strong profit growth and record margins. Across the organization, our teams proactively managed the changing price and raw material dynamics successfully and implemented decisive restructuring measures in the face of unprecedented customer destocking, which we believe is largely behind us, to deliver these results and position H.B. Fuller for continued future profit growth, margin expansion and strong cash flow,” said Celeste Mastin, H.B. Fuller president and chief executive officer.

“As the market leader in innovation, focused on providing highly customized solutions for our customers, we have successfully transformed our portfolio into one that is concentrated in the highly specified areas of our market segments. As such, we have begun to take our portfolio management approach to the next level by proactively driving capital allocation to the highest margin, highest growth market segments. We have compelling growth opportunities in front of us and we are confident in our capabilities to continue to transform H.B. Fuller and achieve an adjusted EBITDA margin target greater than 20 percent within the next 3 to 5 years.

“As we enter fiscal year 2024, we are confident in our outlook for positive organic growth and achieving further EBITDA margin expansion. We are successfully executing our strategy to deploy capital to the highest return opportunities, innovating with speed to deliver solutions for our customers, driving efficiencies throughout our manufacturing footprint, and achieving meaningful synergies from our collections of acquisitions.”

Fiscal Year 2023 Noteworthy Items:

■	Achieved record fiscal year adjusted EBITDA margin on exceptional execution and proactive response to significant customer destocking activity throughout the year;
■

Net revenue was $3.51 billion, down 6.4% year-on-year; on a 52-week comparable basis, net revenue was down 4.6% year-on-year; organic revenue decreased 5.5% year-on-year, driven by 8.4% lower volume due to significant customer destocking activity during the year, offset somewhat by 2.9% favorable pricing;

■	Gross margin was 28.7%; adjusted gross margin of 29.4% increased 350 basis points year-on-year, driven by pricing and raw material cost actions and restructuring benefits;
■	Net income was $145 million; adjusted EBITDA was $581 million, up 10% year-on-year; adjusted EBITDA margin expanded 240 basis points year-on-year to a fiscal year record high of 16.5%;
■

Reported EPS (diluted) was $2.59; adjusted EPS (diluted) was $3.87, down slightly versus the prior year, as strong operating income growth nearly offset significantly higher net interest expense and unfavorable foreign currency exchange which reduced adjusted EPS (diluted) by $0.58 and $0.18, respectively;

■	Cash flow from operations of $378 million improved $122 million year-on-year, or 48%, on improved profitability and lower net working capital requirements.

Balance Sheet and Working Capital:

Net debt at the end of the fourth quarter of fiscal 2023 was $1,659 million, down $131 million sequentially versus the third quarter and down $26 million year-on-year. The sequential reduction in net debt, together with growth in adjusted EBITDA, reduced the ratio of net debt-to-adjusted EBITDA from 3.3X to 2.9X sequentially.

Net working capital in the fourth quarter of fiscal 2023 declined $74 million sequentially versus the third quarter and $58 million year-on-year. As a percentage of annualized net revenue, net working capital declined 200 basis points sequentially, and 180 basis points year-on-year on a comparable 52-week basis, to 16.1%.

Fiscal 2024 Outlook:

■

Net revenue growth for fiscal 2024 is expected to be in the range of up 2% to 6% with organic revenue flat to up 3% versus fiscal 2023, reflecting a rebound in demand following the unprecedented customer destocking activity in fiscal 2023, offset by slightly lower pricing as customers qualify lower price formulations and index-based pricing has a greater effect;

■	Adjusted EBITDA for fiscal 2024 is expected to be in the range of $610 million to $640 million, equating to growth of approximately 5% to 10% year-on-year;
■	The core tax rate, excluding the impact of discrete items, is anticipated to be between 27% and 28% in fiscal year 2024;
■	Net interest expense for fiscal 2024 is expected to be between $115 million and $125 million;
■	Adjusted EPS (diluted) is expected to be in the range of $4.15 to $4.45, equating to a range of up 7% to 15% year-on-year;
■	Operating cash flow in fiscal year 2024 is expected to be between $300 million and $350 million and capital expenditures are expected to be approximately $140 million.

Conference Call:

The Company will hold a conference call on January 18, 2024, at 9:30 a.m. CT (10:30 a.m. ET) to discuss its results. Interested parties may listen to the conference call on a live webcast. The webcast, along with a supplemental presentation, may be accessed from the Company’s website at https://investors.hbfuller.com. Participants must register prior to accessing the webcast using this link and should do so at least 10 minutes prior to the start of the call to install and test any necessary software and audio connections. A telephone replay of the conference call will be available from 12:30 p.m. CT on January 18, 2024, to 10:59 p.m. CT on January 25, 2024. To access the telephone replay dial 1-800-770-2030 (toll free) or 1-647-362-9199, and enter Conference ID: 6370505.

Regulation G

The information presented in this earnings release regarding consolidated and segment organic revenue growth, operating income, adjusted gross profit, adjusted gross profit margin, adjusted selling, general and administrative expense, adjusted income before income taxes and income from equity investments, adjusted income taxes, adjusted effective tax rate, adjusted net income, adjusted diluted earnings per share and adjusted earnings before interest, taxes, depreciation, and amortization (EBITDA) does not conform to U.S. generally accepted accounting principles (U.S. GAAP) and should not be construed as an alternative to the reported results determined in accordance with U.S. GAAP. Management has included this non-GAAP information to assist in understanding the operating performance of the Company and its operating segments as well as the comparability of results to the results of other companies. The non-GAAP information provided may not be consistent with the methodologies used by other companies. All non-GAAP information is reconciled with reported U.S. GAAP results in the “Regulation G Reconciliation” tables in this press release with the exception of our forward-looking non-GAAP measures contained above in our Fiscal 2023 Outlook, which the Company cannot reconcile to forward-looking GAAP results without unreasonable effort.

About H.B. Fuller

Since 1887, H.B. Fuller has been a leading global adhesives provider focusing on perfecting adhesives and sealants to improve products and lives. With fiscal 2023 net revenue of $3.5 billion, H.B. Fuller’s commitment to innovation and sustainable adhesive solutions brings together people, products and processes that answer and solve some of the world's biggest challenges. Our reliable, responsive service creates lasting, rewarding connections with customers in electronics, disposable hygiene, medical, transportation, aerospace, clean energy, packaging, construction, woodworking, general industries and other consumer businesses. Our promise to our people connects them with opportunities to innovate and thrive. For more information, visit us at https://www.hbfuller.com.

Safe Harbor for Forward-Looking Statements

Certain statements in this press release may be considered forward-looking statements within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements often address expected future business and financial performance, financial condition, and other matters, and often contain words or phrases such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “opportunity,” “outlook,” “plan,” “project,” “seek,” “should,” “strategy,” “target,” “will,” “will be,” “will continue,” “will likely result,” “would” and similar expressions, and variations or negatives of these words or phrases. These statements are subject to various risks and uncertainties that could cause our actual results to differ materially from those in the forward-looking statements, including but not limited to the following: the availability and pricing of raw materials; the impact of potential cybersecurity attacks and security breaches; the impact on the supply chain, raw material costs and pricing of our products due to military conflict, including between Russia and Ukraine and Israel and Hamas; the consequences of the COVID-19 outbreak and other pandemics on our operations and financial results; the impact on our margins and product demand due to inflationary pressures; the substantial amount of debt we have incurred to finance our acquisition of Royal, our ability to repay or refinance our debt or to incur additional debt in the future, our need for a significant amount of cash to service and repay the debt and to pay dividends on our common stock, the effect of debt covenants that limit the discretion of management in operating the business or in paying dividends; our ability to pay dividends and to pursue growth opportunities if we continue to pay dividends according to our current dividend policy; our ability to acquire and integrate complementary businesses; our ability to achieve expected synergies, cost savings and operating efficiencies from our restructuring initiatives and operational improvement projects within the expected time frames or at all; our ability to effectively implement Project ONE; uncertain political and economic conditions; fluctuations in product demand; competing products and pricing; our geographic and product mix; disruptions to our relationships with our major customers and suppliers; failures in our information technology systems; regulatory compliance across our global footprint; trade policies and economic sanctions impacting our markets; changes in tax laws and tariffs; devaluations and other foreign exchange rate fluctuations; the impact of litigation and investigations, including for product liability and environmental matters; impairment charges on our goodwill or long-lived assets; the effect of new accounting pronouncements and accounting charges and credits; and similar matters.

Additional information about these various risks and uncertainties can be found in the “Risk Factors” section of our Form 10-K filings, and any updates to the risk factors in our Form 10-Q and 8-K filings with the SEC, but there may be other risks and uncertainties that we are unable to identify at this time or that we do not currently expect to have a material impact on the business. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. We do not undertake to update or revise any forward-looking statements, except as required by law.

H.B. FULLER COMPANY AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
In thousands, except per share amounts (unaudited)

	Three Months Ended		Three Months Ended
	December 2, 2023	Percent of Net Revenue	December 3, 2022	Percent of Net Revenue
Net revenue	$902,879	100.0%	$958,213	100.0%
Cost of sales	(629,037)	(69.7)%	(710,092)	(74.1)%
Gross profit	273,842	30.3%	248,121	25.9%

Selling, general and administrative expenses	(160,440)	(17.8)%	(157,872)	(16.5)%
Other income, net	4,918	0.5%	251	0.0%
Interest expense	(33,297)	(3.7)%	(30,046)	(3.1)%
Interest income	1,217	0.1%	1,609	0.2%
Income before income taxes and income from equity method investments	86,240	9.6%	62,063	6.5%

Income taxes	(42,274)	(4.7)%	(15,163)	(1.6)%

Income from equity method investments	1,036	0.1%	1,429	0.1%
Net income including non-controlling interest	45,002	5.0%	48,329	5.0%

Net income attributable to non-controlling interest	(11)	(0.0)%	(24)	(0.0)%
Net income attributable to H.B. Fuller	$44,991	5.0%	$48,305	5.0%

Basic income per common share attributable to H.B. Fuller	$0.83		$0.90
Diluted income per common share attributable to H.B. Fuller	$0.80		$0.87

Weighted-average common shares outstanding:
Basic	54,491		53,824
Diluted	56,161		55,472

Dividends declared per common share	$0.205		$0.190

H.B. FULLER COMPANY AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
In thousands, except per share amounts (unaudited)

	Year Ended		Year Ended
	December 2, 2023	Percent of Net Revenue	December 3, 2022	Percent of Net Revenue
Net revenue	$3,510,934	100.0%	$3,749,183	100.0%
Cost of sales	(2,502,037)	(71.3)%	(2,785,484)	(74.3)%
Gross profit	1,008,897	28.7%	963,699	25.7%

Selling, general and administrative expenses	(653,760)	(18.6)%	(640,981)	(17.1)%

Other income, net	9,682	0.3%	12,952	0.3%
Interest expense	(134,602)	(3.8)%	(91,521)	(2.4)%
Interest income	3,943	0.1%	7,779	0.2%
Income before income taxes and income from equity method investments	234,160	6.7%	251,928	6.7%

Income taxes	(93,529)	(2.7)%	(77,186)	(2.1)%

Income from equity method investments	4,357	0.1%	5,665	0.2%
Net income including non-controlling interest	144,988	4.1%	180,407	4.8%

Net income attributable to non-controlling interest	(82)	(0.0)%	(94)	(0.0)%
Net income attributable to H.B. Fuller	$144,906	4.1%	$180,313	4.8%

Basic income per common share attributable to H.B. Fuller	$2.67		$3.37
Diluted income per common share attributable to H.B. Fuller	$2.59		$3.26

Weighted-average common shares outstanding:
Basic	54,332		53,580
Diluted	55,958		55,269

Dividends declared per common share	$0.805		$0.738

H.B. FULLER COMPANY AND SUBSIDIARIES
REGULATION G RECONCILIATION
In thousands, except per share amounts (unaudited)

	Three Months Ended		Year Ended
	December 2,	December 3,	December 2,	December 3,
	2023	2022	2023	2022

Net income attributable to H.B. Fuller	$44,991	$48,305	$144,906	$180,313

Adjustments:
Acquisition project costs [1]	4,765	1,822	16,874	10,830
Organizational realignment [2]	10,549	1,471	29,900	6,386
Royal restructuring and integration [3]	-	1,467	-	2,474
Project One	2,193	2,326	9,815	9,885
Other [4]	(3,903)	4,524	(611)	12,791
Discrete tax items [5]	16,955	1,610	26,085	9,308
Income tax effect on adjustments [6]	(1,158)	(3,911)	(10,604)	(10,699)
Adjusted net income attributable to H.B. Fuller [7]	74,392	57,614	216,365	221,288

Add:
Interest expense	33,297	30,046	131,913	91,547
Interest income	(1,217)	(1,609)	(3,943)	(7,790)
Income taxes	26,477	17,464	78,047	78,576
Depreciation and Amortization expense [8]	39,653	37,469	158,456	146,394
Adjusted EBITDA [7]	172,602	140,984	580,838	530,015

Diluted Shares	56,161	55,472	55,958	55,269
Adjusted diluted income per common share attributable to H.B. Fuller [7]	$1.32	$1.04	$3.87	$4.00
Adjusted net revenue	$902,879	$958,213	$3,510,934	$3,749,183
Adjusted EBITDA margin [7]	19.1%	14.7%	16.5%	14.1%

[1] Acquisition project costs include costs related to integrating and accounting for acquisitions.

[2] Organizational realignment includes costs incurred as a direct result of the organizational realignment program, including compensation for employees supporting the program, consulting expense and operational inefficiencies related to the closure of production facilities and consolidation of business activities.

[3] Royal restructuring and integration program includes costs incurred as a direct result of the Royal restructuring and integration program including compensation for employees supporting the program, consulting expense and operational inefficiencies related to the closure of production facilities and consolidation of business activities.

[4] Other expenses for the year ended December 3, 2022, include a $3.3 million non-cash charge related to the wind down and settlement of the Company’s Canadian defined benefit pension plan, $1.3 million of hedging costs related to the Russian ruble devaluation driven by the war in Ukraine, $1.2 million of transactional tax expense associated with an audit settlement, other expenses for COVID-19 testing, vaccinations and exceptional medical claims, and non-cash gains and losses related to legal entity consolidations.

[5] Discrete tax items for the year ended December 2, 2023 are related to the tax impact of withholding tax recorded on earnings that are no longer permanently reinvested, as well as other various U.S. and foreign tax matters. Discrete tax items for the year ended December 3, 2022 are related to the revaluation of cross-currency swap agreements due to depreciation of the Euro versus the U.S. Dollar, as well as various foreign tax matters offset by the tax effect of legal entity mergers.

[6] The income tax effect on adjustments represents the difference between income taxes on net income before income taxes and income from equity method investments reported in accordance with U.S. GAAP and adjusted net income before income taxes and income from equity method investments.

[7] Adjusted net income attributable to H.B. Fuller, adjusted diluted income per common share attributable to H.B. Fuller, adjusted EBITDA and adjusted EBITDA margin are non-GAAP financial measures. Adjusted net income attributable to H.B. Fuller is defined as net income before the specific adjustments shown above. Adjusted diluted income per common share is defined as adjusted net income attributable to H.B. Fuller divided by the number of diluted common shares. Adjusted EBITDA is defined as net income before interest, income taxes, depreciation, amortization and the specific adjustments shown above. Adjusted EBITDA margin is defined as adjusted EBITDA divided by net revenue. The table above provides a reconciliation of adjusted net income attributable to H.B. Fuller, adjusted diluted income per common share attributable to H.B. Fuller, adjusted EBITDA and adjusted EBITDA margin to net income attributable to H.B. Fuller, the most directly comparable financial measure determined and reported in accordance with U.S. GAAP.

[8] Depreciation and amortization expense added back for EBITDA is adjusted for amounts already included in adjusted net income attributable to H.B. Fuller totaling ($1,036) and ($1,384) for the three and twelve months ended December 2, 2023, respectively and ($123) and ($582) for the three and twelve months ended December 3, 2022, respectively.

H.B. FULLER COMPANY AND SUBSIDIARIES
SEGMENT FINANCIAL INFORMATION
In thousands (unaudited)

	Three Months Ended		Year Ended
	December 2,	December 3,	December 2,	December 3,
	2023	2022	2023	2022
Net Revenue:
Hygiene, Health and Consumable Adhesives	$411,085	$443,528	$1,601,487	$1,695,934
Engineering Adhesives	365,735	395,053	1,428,744	1,532,639
Construction Adhesives	126,059	119,632	480,703	520,610
Corporate unallocated	-	-	-	-
Total H.B. Fuller	$902,879	$958,213	$3,510,934	$3,749,183

Segment Operating Income:
Hygiene, Health and Consumable Adhesives	$65,614	$42,836	$215,088	$165,786
Engineering Adhesives	57,539	53,607	187,346	168,873
Construction Adhesives	3,772	957	5,961	22,989
Corporate unallocated	(13,523)	(7,151)	(53,258)	(34,930)
Total H.B. Fuller	$113,402	$90,249	$355,137	$322,718

Adjusted EBITDA [7]
Hygiene, Health and Consumable Adhesives	$81,677	$57,684	$275,802	$223,988
Engineering Adhesives	74,020	70,487	255,778	235,948
Construction Adhesives	15,933	14,571	55,517	74,187
Corporate unallocated	972	(1,758)	(6,259)	(4,108)
Total H.B. Fuller	$172,602	$140,984	$580,838	$530,015

Adjusted EBITDA Margin [7]
Hygiene, Health and Consumable Adhesives	19.9%	13.0%	17.2%	13.2%
Engineering Adhesives	20.2%	17.8%	17.9%	15.4%
Construction Adhesives	12.6%	12.2%	11.5%	14.3%
Corporate unallocated	NMP	NMP	NMP	NMP
Total H.B. Fuller	19.1%	14.7%	16.5%	14.1%

NMP = non-meaningful percentage

H.B. FULLER COMPANY AND SUBSIDIARIES
REGULATION G RECONCILIATION
In thousands, except per share amounts (unaudited)

	Three Months Ended		Year Ended
	December 2,	December 3,	December 2,	December 3,
	2023	2022	2023	2022
Income before income taxes and income from equity method investments	$86,240	$62,063	$234,160	$251,928

Adjustments:
Acquisition project costs [1]	4,765	1,822	16,874	10,830
Organizational realignment [2]	10,549	1,471	29,900	6,386
Royal restructuring and integration [3]	-	1,467	-	2,474
Project One	2,193	2,326	9,815	9,885
Other [4]	(3,903)	4,524	(611)	12,791
Adjusted income before income taxes and income from equity method investments [9]	$99,844	$73,673	$290,138	$294,294

[9] Adjusted income before income taxes and income from equity investments is a non-GAAP financial measure. Adjusted income before income taxes and income from equity investments is defined as income before income taxes and income from equity investments before the specific adjustments shown above. The table above provides a reconciliation of adjusted income before income taxes and income from equity investments to income before income taxes and income from equity investments, the most directly comparable financial measure determined and reported in accordance with U.S. GAAP.

H.B. FULLER COMPANY AND SUBSIDIARIES
REGULATION G RECONCILIATION
In thousands, except per share amounts (unaudited)

	Three Months Ended		Year Ended
	December 2,	December 3,	December 2,	December 3,
	2023	2022	2023	2022
Income Taxes	$(42,274)	$(15,163)	$(93,529)	$(77,186)

Adjustments:
Acquisition project costs [1]	(405)	(613)	(3,127)	(2,767)
Organizational realignment [2]	(898)	(495)	(5,206)	(1,635)
Royal restructuring and integration [3]	-	(494)	-	(707)
Project One	(187)	(783)	(1,848)	(2,067)
Other [4]	332	(1,526)	(422)	(3,522)
Discrete tax items [5]	16,955	1,610	26,085	9,308
Adjusted income taxes [10]	$(26,477)	$(17,464)	$(78,047)	$(78,576)

Adjusted income before income taxes and income from equity method investments	$99,844	$73,673	$290,138	$294,294
Adjusted effective income tax rate [10]	26.5%	23.7%	26.9%	26.7%

[10] Adjusted income taxes and adjusted effective income tax rate are non-GAAP financial measures. Adjusted income taxes is defined as income taxes before the specific adjustments shown above. Adjusted effective income tax rate is defined as income taxes divided by adjusted income before income taxes and income from equity method investments. The table above provides a reconciliation of adjusted income taxes and adjusted effective income tax rate to income taxes, the most directly comparable financial measure determined and reported in accordance with U.S. GAAP.

H.B. FULLER COMPANY AND SUBSIDIARIES
REGULATION G RECONCILIATION
In thousands (unaudited)

	Three Months Ended		Year Ended
	December 2,	December 3,	December 2,	December 3,
	2023	2022	2023	2022

Net revenue	$902,879	$958,213	$3,510,934	$3,749,183

Gross profit	$273,842	$248,121	$1,008,897	$963,699
Gross profit margin	30.3%	25.9%	28.7%	25.7%

Adjustments:
Acquisition project costs [1]	529	738	3,146	1,058
Organizational realignment [2]	8,136	1,211	18,108	3,207
Royal restructuring and integration [3]	-	329	-	706
Project ONE	223	-	223	6
Other [4]	52	472	530	1,830
Adjusted gross profit [11]	$282,782	$250,871	$1,030,904	$970,506
Adjusted gross profit margin [11]	31.3%	26.2%	29.4%	25.9%

[11] Adjusted gross profit and adjusted gross profit margin are non-GAAP financial measures. Adjusted gross profit and adjusted gross profit margin is defined as gross profit and gross profit margin excluding the specific adjustments shown above. The table above provides a reconciliation of adjusted gross profit and gross profit margin to gross profit and gross profit margin, the most directly comparable financial measure determined and reported in accordance with U.S. GAAP.

H.B. FULLER COMPANY AND SUBSIDIARIES
REGULATION G RECONCILIATION
In thousands (unaudited)

	Three Months Ended		Year Ended
	December 2,	December 3,	December 2,	December 3,
	2023	2022	2023	2022

Selling, general and administrative expenses	$(160,440)	$(157,872)	$(653,760)	$(640,981)

Adjustments:
Acquisition project costs [1]	4,236	1,084	13,831	9,772
Organizational realignment [2]	2,333	260	11,712	4,393
Royal restructuring and integration [3]	-	1,138	-	1,794
Project ONE	1,969	2,326	9,592	9,879
Other [4]	(3,954)	(408)	(3,882)	2,284
Adjusted selling, general and administrative expenses [12]	$(155,856)	$(153,472)	$(622,507)	$(612,859)

[12] Adjusted selling, general and administrative expenses is a non-GAAP financial measure. Adjusted selling, general and administrative expenses is defined as selling, general and administrative expenses excluding the specific adjustments shown above. The table above provides a reconciliation of adjusted selling, general and administrative expenses to selling, general and administrative expenses, the most directly comparable financial measure determined and reported in accordance with U.S. GAAP.

H.B. FULLER COMPANY AND SUBSIDIARIES
REGULATION G RECONCILIATION
In thousands (unaudited)

	Hygiene, Health
Three Months Ended:	and Consumable	Engineering	Construction		Corporate	H.B. Fuller
December 2, 2023	Adhesives	Adhesives	Adhesives	Total	Unallocated	Consolidated
Net income attributable to H.B. Fuller	$67,438	$58,857	$5,682	$131,977	$(86,986)	$44,991
Adjustments:
Acquisition project costs [1]	-	-	-	-	4,765	4,765
Organizational realignment [2]	-	-	-	-	10,549	10,549
Royal restructuring and integration [3]	-	-	-	-	-	-
Project One	-	-	-	-	2,193	2,193
Other [4]	-	-	-	-	(3,903)	(3,903)
Discrete tax items [5]	-	-	-	-	16,955	16,955
Income tax effect on adjustments [6]	-	-	-	-	(1,158)	(1,158)
Adjusted net income attributable to H.B. Fuller [7]	67,438	58,857	5,682	131,977	(57,585)	74,392
Add:
Interest expense	-	-	-	-	33,297	33,297
Interest income	-	-	-	-	(1,217)	(1,217)
Income taxes	-	-	-	-	26,477	26,477
Depreciation and amortization expense [8]	14,239	15,163	10,251	39,653	-	39,653
Adjusted EBITDA [7]	$81,677	$74,020	$15,933	$171,630	$972	$172,602
Adjusted net revenue	$411,085	$365,735	$126,059	$902,879	-	902,879
Adjusted EBITDA margin [7]	19.9%	20.2%	12.6%	19.0%	NMP	19.1%

	Hygiene, Health
Year Ended	and Consumable	Engineering	Construction		Corporate	H.B. Fuller
December 2, 2023	Adhesives	Adhesives	Adhesives	Total	Unallocated	Consolidated
Net income attributable to H.B. Fuller	$222,404	$192,635	$13,602	$428,641	$(283,735)	$144,906
Adjustments:
Acquisition project costs [1]	-	-	-	-	16,874	16,874
Organizational realignment [2]	-	-	-	-	29,900	29,900
Royal restructuring and integration [3]	-	-	-	-	-	-
Project One	-	-	-	-	9,815	9,815
Other [4]	-	-	-	-	(611)	(611)
Discrete tax items [5]	-	-	-	-	26,085	26,085
Income tax effect on adjustments [6]	-	-	-	-	(10,604)	(10,604)
Adjusted net income attributable to H.B. Fuller [7]	222,404	192,635	13,602	428,641	(212,276)	216,365
Add:
Interest expense	-	-	-	-	131,913	131,913
Interest income	-	-	-	-	(3,943)	(3,943)
Income taxes	-	-	-	-	78,047	78,047
Depreciation and amortization expense [8]	53,398	63,143	41,915	158,456	-	158,456
Adjusted EBITDA [7]	$275,802	$255,778	$55,517	$587,097	$(6,259)	$580,838
Adjusted net revenue	1,601,487	1,428,744	480,703	$3,510,934	-	3,510,934
Adjusted EBITDA margin [7]	17.2%	17.9%	11.5%	16.7%	NMP	16.5%

Note: Adjusted EBITDA is a non-GAAP financial measure. The table above provides a reconciliation of adjusted EBITDA for each segment to net income attributable to H.B. Fuller for each segment, the most directly comparable financial measure determined and reported in accordance with U.S. GAAP.

NMP = Non-meaningful percentage

H.B. FULLER COMPANY AND SUBSIDIARIES
REGULATION G RECONCILIATION
In thousands (unaudited)

	Hygiene, Health
Three Months Ended:	and Consumable	Engineering	Construction		Corporate	H.B. Fuller
December 3, 2022	Adhesives	Adhesives	Adhesives	Total	Unallocated	Consolidated
Net income attributable to H.B. Fuller	$45,913	$55,900	$3,460	$105,273	$(56,968)	$48,305
Adjustments:
Acquisition project costs [1]	-	-	-	-	1,822	1,822
Organizational realignment [2]	-	-	-	-	1,471	1,471
Royal restructuring and integration [3]	-	-	-	-	1,467	1,467
Project One	-	-	-	-	2,326	2,326
Other [4]	-	-	-	-	4,524	4,524
Discrete tax items [5]	-	-	-	-	1,610	1,610
Income tax effect on adjustments [6]	-	-	-	-	(3,911)	(3,911)
Adjusted net income attributable to H.B. Fuller [7]	45,913	55,900	3,460	105,273	(47,659)	57,614
Add:
Interest expense	-	-	-	-	30,046	30,046
Interest income	-	-	-	-	(1,609)	(1,609)
Income taxes	-	-	-	-	17,464	17,464
Depreciation and amortization expense [8]	11,771	14,587	11,111	37,469	-	37,469
Adjusted EBITDA [7]	$57,684	$70,487	$14,571	$142,742	$(1,758)	$140,984
Adjusted net revenue	$443,528	$395,053	$119,632	$958,213	-	$958,213
Adjusted EBITDA margin [7]	13.0%	17.8%	12.2%	14.9%	NMP	14.7%

	Hygiene, Health
Year Ended	and Consumable	Engineering	Construction		Corporate	H.B. Fuller
December 3, 2022	Adhesives	Adhesives	Adhesives	Total	Unallocated	Consolidated
Net income attributable to H.B. Fuller	$177,614	$177,641	$32,474	$387,729	$(207,416)	$180,313
Adjustments:
Acquisition project costs [1]	-	-	-	-	10,830	10,830
Organizational realignment [2]	-	-	-	-	6,386	6,386
Royal restructuring and integration [3]	-	-	-	-	2,474	2,474
Project One	-	-	-	-	9,885	9,885
Other [4]	-	-	-	-	12,791	12,791
Discrete tax items [5]	-	-	-	-	9,308	9,308
Income tax effect on adjustments [6]	-	-	-	-	(10,699)	(10,699)
Adjusted net income attributable to H.B. Fuller [7]	177,614	177,641	32,474	387,729	(166,441)	221,288
Add:
Interest expense	-	-	-	-	91,547	91,547
Interest income	-	-	-	-	(7,790)	(7,790)
Income taxes	-	-	-	-	78,576	78,576
Depreciation and amortization expense [8]	46,374	58,307	41,713	146,394	-	146,394
Adjusted EBITDA [7]	$223,988	$235,948	$74,187	$534,123	$(4,108)	$530,015
Adjusted net revenue	$1,695,934	$1,532,639	$520,610	$3,749,183	-	$3,749,183
Adjusted EBITDA margin [7]	13.2%	15.4%	14.3%	14.2%	NMP	14.1%

Note: Adjusted EBITDA is a non-GAAP financial measure. The table above provides a reconciliation of adjusted EBITDA for each segment to net income attributable to H.B. Fuller for each segment, the most directly comparable financial measure determined and reported in accordance with U.S. GAAP.

NMP = Non-meaningful percentage

H.B. FULLER COMPANY AND SUBSIDIARIES
SEGMENT FINANCIAL INFORMATION
NET REVENUE GROWTH (DECLINE)
(unaudited)

Net revenue growth versus 2022	Three Months Ended	Year Ended
	December 2, 2023	December 2, 2023
Price	(3.4)%	2.9%
Volume	(0.1)%	(8.4)%
Organic Growth [13]	(3.5)%	(5.5)%
Extra Week in 2022 (53-week year)	(7.0)%	(1.8)%
M&A	4.4%	3.3%
Constant Currency	(6.1)%	(4.0)%
F/X	0.3%	(2.4)%
Total H.B. Fuller Net Revenue Growth	(5.8)%	(6.4)%

Net revenue growth versus 2022	Three Months Ended
	December 2, 2023
					Extra Week
					in 2022
	Net Revenue	F/X	Constant Currency	M&A	(53-week year)	Organic Growth [13]
Hygiene, Health and Consumable Adhesives	(7.3)%	(0.2)%	(7.1)%	7.4%	(7.0)%	(7.5)%
Engineering Adhesives	(7.4)%	0.7%	(8.1)%	0.4%	(7.1)%	(1.4)%
Construction Adhesives	5.4%	0.8%	4.6%	6.4%	(6.8)%	5.0%
Total H.B. Fuller	(5.8)%	0.3%	(6.1)%	4.4%	(7.0)%	(3.5)%

Net revenue growth versus 2022	Year Ended
	December 2, 2023
					Extra Week
					in 2022
	Net Revenue	F/X	Constant Currency	M&A	(53-week year)	Organic Growth [13]
Hygiene, Health and Consumable Adhesives	(5.6)%	(3.3)%	(2.3)%	4.6%	(1.8)%	(5.1)%
Engineering Adhesives	(6.8)%	(2.0)%	(4.8)%	1.2%	(1.8)%	(4.2)%
Construction Adhesives	(7.7)%	(0.5)%	(7.2)%	5.4%	(1.6)%	(11.0)%
Total H.B. Fuller	(6.4)%	(2.4)%	(4.0)%	3.3%	(1.8)%	(5.5)%

13 We use the term “organic revenue” to refer to net revenue, excluding the effect of foreign currency changes and acquisitions and divestitures. Organic growth reflects adjustments for the impact of period-over-period changes in foreign currency exchange rates on revenues and the revenues associated with acquisitions and divestitures.

CONSOLIDATED BALANCE SHEETS
H.B. Fuller Company and Subsidiaries
(In thousands, except share and per share amounts)

	December 2,	December 3,
	2023	2022
Assets
Current assets:
Cash and cash equivalents	$179,453	$79,910
Trade receivables, net	577,932	607,365
Inventories	442,040	491,781
Other current assets	112,678	120,319
Total current assets	1,312,103	1,299,375

Property, plant and equipment, net	824,655	733,667
Goodwill	1,486,512	1,392,627
Other intangibles, net	729,140	702,092
Other assets	371,165	335,868
Total assets	$4,723,575	$4,463,629

Liabilities, non-controlling interest and total equity
Current liabilities:
Notes payable	$1,841	$28,860
Current maturities of long-term debt	-	-
Trade payables	439,700	460,669
Accrued compensation	95,680	108,328
Income taxes payable	47,688	18,530
Other accrued expenses	107,902	89,345
Total current liabilities	692,811	705,732

Long-term debt, net of current maturities	1,836,590	1,736,256
Accrued pension liabilities	50,189	52,561
Other liabilities	388,072	358,286
Total liabilities	2,967,662	2,852,835

Commitments and contingencies (Note 14)

Equity:
H.B. Fuller stockholders' equity:
Preferred stock (no shares outstanding) Shares authorized – 10,045,900	-	-
Common stock, par value $1.00 per share, Shares authorized – 160,000,000, Shares outstanding – 54,092,987 and 53,676,576 for 2023 and 2022, respectively	54,093	53,677
Additional paid-in capital	301,485	266,491
Retained earnings	1,842,507	1,741,359
Accumulated other comprehensive loss	(442,880)	(451,357)
Total H.B. Fuller stockholders' equity	1,755,205	1,610,170
Non-controlling interest	708	624
Total equity	1,755,913	1,610,794
Total liabilities, non-controlling interest and total equity	$4,723,575	$4,463,629

CONSOLIDATED STATEMENTS of CASH FLOWS
H.B. Fuller Company and Subsidiaries
(In thousands)

	Fiscal Years
	December 2,	December 3,	November 27,
	2023	2022	2021
Cash flows from operating activities:
Net income including non-controlling interest	$144,988	$180,407	$161,475
Adjustments to reconcile net income including non-controlling interest to net cash provided by operating activities:
Depreciation	80,327	72,593	72,106
Amortization	79,514	74,383	71,068
Deferred income taxes	(25,114)	(15,230)	16,192
Income from equity method investments, net of dividends received	1,259	(9)	2,776
Loss (gain) on sale of assets	59	(1,195)	648
Share-based compensation	19,911	24,368	22,366
Pension and other postretirement benefit plan contributions	(4,346)	(3,009)	(3,840)
Pension and other postretirement benefit plan income	(18,591)	(24,021)	(28,662)
Debt issuance cost write-off	2,689	-	-
Mark to market adjustment related to contingent consideration liabilities	2,893	-	2,300
Change in assets and liabilities, net of effects of acquisitions:
Trade receivables, net	68,721	(24,753)	(124,849)
Inventories	72,576	(55,772)	(135,351)
Other assets	(7,927)	46,499	(79,097)
Trade payables	(57,752)	(22,629)	176,337
Accrued compensation	(13,836)	1,135	27,741
Other accrued expenses	(3,070)	6,303	1,186
Income taxes payable	41,190	(12,873)	(4,137)
Other liabilities	22,918	4,104	(73,508)
Other	(28,011)	6,213	108,566
Net cash provided by operating activities	378,398	256,514	213,317
Cash flows from investing activities:
Purchased property, plant and equipment	(119,137)	(129,964)	(96,089)
Purchased businesses, net of cash acquired	(205,093)	(250,807)	(5,445)
Proceeds from sale of property, plant and equipment	5,029	1,556	2,896
Cash received from government grant	-	3,928	5,800
Cash outflow related to government grant	-	-	(1,822)
Net cash used in investing activities	(319,201)	(375,287)	(94,660)
Cash flows from financing activities:
Proceeds from issuance of long-term debt	2,233,300	335,000	-
Repayment of long-term debt	(2,126,450)	(159,500)	(156,500)
Payment of debt issue costs	(10,214)	(600)	-
Net (payment on) proceeds from notes payable	(28,674)	3,455	9,346
Dividends paid	(43,395)	(39,207)	(34,859)
Contingent consideration payment	(1,477)	(5,000)	(1,700)
Proceeds from stock options exercised	14,619	30,122	32,325
Repurchases of common stock	(2,567)	(3,950)	(2,682)
Net cash provided by (used in) financing activities	35,142	160,320	(154,070)
Effect of exchange rate changes on cash and cash equivalents	5,204	(23,423)	(3,335)
Net change in cash and cash equivalents	99,543	18,124	(38,748)
Cash and cash equivalents at beginning of year	79,910	61,786	100,534
Cash and cash equivalents at end of year	$179,453	$79,910	$61,786